Exhibit 1.1

Execution Version

Broadstone Net Lease, Inc.

11,000,000 Shares of Common Stock

Underwriting Agreement

August 6, 2026

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC
as Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Broadstone Net Lease, Inc., a Maryland corporation (the “Company”), and Broadstone Net Lease, LLC, a New York limited liability company (the “Operating Partnership,” and, together with the Company, the “Transaction Parties”), and Morgan Stanley & Co. LLC (“Morgan Stanley”) and JPMorgan Chase Bank, National Association (“JPM”) as Forward Purchasers (as defined below), and Morgan Stanley and J.P. Morgan Securities LLC in their capacities as sellers of Shares (as defined below) hereunder (the “Forward Sellers”), at the Company’s request in connection with (i) the letter agreement dated the date hereof between the Company and Morgan Stanley and (ii) the letter agreement dated the date hereof among the Company and JPM (each such letter agreement, a “Forward Sale Agreement” and, together, the “Forward Sale Agreements,” and Morgan Stanley and JPM in their capacities as counterparties under their respective Forward Sale Agreements, the “Forward Purchasers”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Forward Sale Agreements), of a number of shares of common stock, par value $0.00025 per share, of the Company (“Common Stock”) equal to the number of Borrowed Firm Shares (as defined below) sold by each of the Forward Sellers pursuant to this Agreement, confirm their respective agreements with Morgan Stanley and J.P. Morgan Securities LLC (the “Representatives”) and each of the other Underwriters named in Schedule 1 hereto (together with the Representatives, collectively, the “Underwriters”) with respect to (i) the sale by the Forward Sellers, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 11,000,000 shares of Common Stock (the “Borrowed Firm Shares”) and (ii) the grant to the Underwriters, acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any part of 1,650,000 additional shares of Common Stock (the “Option Shares”).

Any Option Shares sold to the Underwriters by the Forward Sellers pursuant to Section 2 hereof upon exercise of the option described therein are herein referred to as the “Borrowed Additional Shares.” Any Option Shares sold to the Underwriters by the Company pursuant to Section 2 hereof upon exercise of such option and any Company Top-Up Additional Shares (as defined in Section 11(a) hereof) are herein referred to as the “Company Additional Shares.” The Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined in Section 11(a) hereof) are herein referred to collectively as the “Firm Shares.” The Company Top-Up Firm Shares and the Company Additional Shares are herein referred to collectively as the “Company Shares.” The Borrowed Firm Shares and the Borrowed Additional Shares are herein referred to collectively as the “Borrowed Shares.” The Borrowed Shares and the Company Shares are herein referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below. References herein to the “Forward Sale Agreements” are to the initial Forward Sale Agreements and/or the Additional Forward Sale Agreements as the context requires.

Each of the parties hereto, hereby confirms its agreement, as follows:

1. Registration Statement. The Transaction Parties have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-279115 and 333-279115-01), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated August 6, 2026 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 7:05 P.M., New York City time, on August 6, 2026.

2. Purchase of the Shares. (a) Upon the basis of the warranties and representations herein contained and subject to the terms and conditions herein set forth, each Forward Seller (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), severally and not jointly, agrees to sell to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price of $19.7825 (the “Purchase Price”) per Firm Share from the Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares) the respective number of Firm Shares set forth opposite such Underwriter’s name in Schedule 1 hereto. The obligations of the Forward Sellers to sell the Borrowed Firm Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the respective number of Borrowed Firm Shares set forth opposite the name of such Forward Seller in Schedule 1 hereto under the heading “Number of Borrowed Firm Shares To Be Sold,” in each case, at the Purchase Price.

In addition, the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, pursuant to clause (A) or clause (B) below as applicable, the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice (an “Exercise Notice”) from the Representatives to the Company and the Forward Sellers. Such Exercise Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such Exercise Notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such Exercise Notice shall be given at least two business days prior to the date and time of delivery specified therein.

Following delivery of an Exercise Notice:

(A)  The Company may, in its sole discretion, within one business day after such Exercise Notice is given, execute and deliver to the Forward Sellers additional letter agreements between the Company and the Forward Purchasers (the “Additional Forward Sale Agreements”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreements), of a number of shares of Common Stock equal to the aggregate number of Option Shares being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option, on terms substantially similar to the initial Forward Sale Agreements, mutatis mutandis, as agreed by the parties. Upon the Company’s execution and delivery to the Forward Sellers of such Additional Forward Sale Agreements, the Forward Purchasers shall promptly execute and deliver such Additional Forward Sale Agreements to the Company, and upon such execution and delivery to the Company, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, each Forward Seller (or, in the case of any Company Top-Up Additional Shares, the Company), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The obligations of the Forward Sellers to sell the Borrowed Additional Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to its portion of the number of Borrowed Additional Shares, which portion shall be determined based on the ratio of the number set forth opposite the name of such Forward Seller in Schedule 1 hereto under the heading “Maximum Number of Borrowed Additional Shares To Be Sold,” to the aggregate of the numbers set forth under such heading for all Forward Sellers (rounded as necessary to avoid fractional shares).

(B)  If the Company does not timely execute and deliver the Additional Forward Sale Agreements pursuant to clause (A) above, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Option Shares with respect to which the option is being exercised at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares.

If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date or any Additional Closing Date (as defined below), as the case may be, as if made as of the Closing Date or such Additional Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or such Additional Closing Date, (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Closing Date or such Additional Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 9 hereof on or prior to the Closing Date or such

Additional Closing Date or the Closing Date or such Additional Closing Date shall not have occurred, (v) any of the conditions set forth in Paragraph 7(a) of the initial Forward Sale Agreements (or the equivalent section of the Additional Forward Sale Agreements) shall not have been satisfied on or prior to the Closing Date or such Additional Closing Date or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the Closing Date or such Additional Closing Date as if made as of the Closing Date or such Additional Closing Date (clauses (i) through (vi), together, the “Conditions”), then each of the Forward Sellers, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event a Forward Seller determines in good faith and a commercially reasonable manner that (A) in connection with establishing its commercially reasonable hedge position such Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares to be sold by it hereunder, or (B) it would be impracticable for such Forward Seller to do so or it would incur a stock loan cost (excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to such Forward Seller) of more than 50 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at the Closing Date or any Additional Closing Date, as the case may be, the aggregate number of shares of Common Stock that such Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

If a Forward Seller elects, pursuant to the preceding paragraph not to borrow and deliver for sale to the Underwriters at the Closing Date or any Additional Closing Date, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the business day prior to the Closing Date or such Additional Closing Date. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Shares prior to the business day following notice to the Company of the relevant number of Shares so deliverable in accordance with this paragraph.

(b) The Transaction Parties understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Transaction Parties acknowledge and agree that the Underwriters may offer and sell Shares to or through any Underwriter or affiliate of an Underwriter.

(c) Payment for the Firm Shares shall be made by wire transfer in immediately available funds to the account specified by the Company (with respect to any Company Top-Up Firm Shares) or to the account specified by the Forward Sellers (with respect to the Borrowed Firm Shares), at the offices of Clifford Chance US LLP at 10:00 A.M. New York City time on August 10, 2026, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Forward Sellers and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Firm Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as an “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares by the Forward Sellers (in the case of any Borrowed Shares) or the Company (in the case of any Company Shares) to be purchased on the Closing Date or any Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of any Company Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares, if the Shares are represented by certificates, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or any Additional Closing Date, as the case may be.

(d) The Transaction Parties acknowledge and agree that the Representatives and the other Underwriters, the Forward Purchasers and the Forward Sellers are acting solely in the capacity of an arm’s length contractual counterparty to the Transaction Parties with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Transaction Parties or any other person. Additionally, none of the Representatives, any other Underwriter, the Forward Purchasers or the Forward Sellers is advising the Transaction Parties or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Transaction Parties shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Representatives, the other Underwriters, the Forward Purchasers or the Forward Sellers shall have any responsibility or liability to the Transaction Parties with respect thereto. Any review by the Representatives, the other Underwriters, the Forward Purchasers or the Forward Sellers of the Transaction Parties, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives, the other Underwriters, the Forward Purchasers or the Forward Sellers, as the case may be, and shall not be on behalf of the Transaction Parties.

3. Representations and Warranties of the Transaction Parties. Each of the Transaction Parties, jointly and severally, represents and warrants to each Underwriter, Forward Purchaser and Forward Seller that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, any Forward Purchaser or any Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter, any Forward Purchaser or any Forward Seller consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, any Forward Purchaser or any Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter, any Forward Purchaser or any Forward Seller consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, neither of the Transaction Parties (including its agents and representatives, other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to or will prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by either of the Transaction Parties or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives, the Forward Purchasers and the Forward Sellers. As of its date, each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and did not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Parties make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter, any Forward Purchaser or any Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter, any Forward Purchaser or any Forward Seller consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Transaction Parties. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against either of the Transaction Parties or related to the offering of the Shares has been initiated or, to the knowledge of the Transaction Parties, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of any Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter, any Forward Purchaser or any Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter, any Forward Purchaser or any Forward Seller consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than, in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (1) the issuance of shares of Common Stock upon exercise of outstanding stock options and warrants, (2) the grant of options and awards under existing equity incentive plans, including the Broadstone Net Lease, Inc. 2020 Omnibus Equity and Incentive Plan, and (3) any dividend or distribution of any kind contemplated, declared, set aside for payment, paid or made by either of the Transaction Parties on any class of its capital stock, in the case of the Company, or on the membership units (“OP Units”) of the Operating Partnership, in the case of the Operating Partnership), non-controlling interests, short-term debt or long-term debt of the Transaction Parties or any of their respective subsidiaries, or other form of ownership interests, as applicable, or any material adverse change or any development involving a prospective material adverse change in or affecting the business, the real properties owned or leased by the Transaction Parties and their respective subsidiaries (collectively, the “Properties”), management, results of operations, financial condition or stockholders’ equity of the Transaction Parties and their subsidiaries taken as a whole; (ii) neither the Transaction Parties nor any of their respective subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Transaction Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent (including off-balance sheet obligations), that is material to the Transaction Parties and their subsidiaries taken as a whole; and (iii) neither the Transaction Parties nor any of their respective subsidiaries has sustained any loss or interference with its business that is material to the Transaction Parties and their subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) Organization and Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, Properties, management, financial position, stockholders’ equity or results of operations of the Transaction Parties and their subsidiaries taken as a whole or on the performance by the Transaction Parties of their obligations under this Agreement (a “Material Adverse Effect”).

(i) Organization and Good Standing of Subsidiaries. Each significant subsidiary of the Company (including, without limitation, the Operating Partnership) has been duly organized or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all corporate, trust, partnership, limited liability company or similar power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. The only “significant subsidiaries” of the Company within the meaning of Section 1-02 of Regulation S-X promulgated under the Exchange Act are (1) the Operating Partnership and (2) the Company’s taxable REIT subsidiaries taken as a whole.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and, are fully paid and non-assessable, are not subject to any pre-emptive or similar rights and have been offered and sold in compliance with U.S. federal and applicable state securities laws; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the issued and outstanding shares of capital stock or other equity interests of each subsidiary (including, without limitation, all of the issued and outstanding OP Units) owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k) No Stock Options. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither of the Transaction Parties nor any of their subsidiaries has granted to any person or entity a stock option pursuant to an equity-based compensation plan.

(l) Due Authorization. Each of the Transaction Parties has full right, power and authority to execute and deliver this Agreement, each Forward Sale Agreement and any Additional Forward Sale Agreement (collectively, the “Transaction Agreements”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Agreements and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Parties.

(n) The Forward Sale Agreement and Additional Forward Sale Agreement. The Forward Sale Agreements have been, and any Additional Forward Sale Agreement will be, duly authorized, executed and delivered by the Transaction Parties and constitutes or will constitute (as the case may be) a valid and legally binding agreement of the Transaction Parties enforceable against the Transaction Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(o) The Shares. The Company Shares, if any, to be issued and sold by the Company to the Underwriters hereunder and the shares of Common Stock to be delivered by the Company under any Forward Sale Agreement or Additional Forward Sale Agreement (the “Forward Shares”) have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or under any Forward Sale Agreement or Additional Forward Sale Agreement, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of such Company Shares and Forward Shares is not subject to any preemptive or similar rights. A number of shares of Common Stock equal to the aggregate of the maximum Share Cap (as such term is defined in each Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable), have been duly authorized and reserved for issuance under each Forward Sale Agreement or any Additional Forward Sale Agreement, as applicable, and, when issued and delivered by the Company to the Forward Purchaser pursuant to a Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of such Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, will be validly issued, fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or similar rights.

(p) Ownership and Description of OP Units. The Second Amended and Restated Limited Liability Company Agreement of the Operating Partnership (the “Operating Partnership Agreement”) is in full force and effect, and, at the Closing Date or any Additional Closing Date, as the case may be, the aggregate percentage interests of the Company and the non-managing members in the Operating Partnership will be as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided that, to the extent any portion of the Underwriters’ option to purchase the Option Shares is exercised hereunder, the percentage interests of the Company and the non-managing members in the Operating Partnership will be adjusted accordingly. At the Closing Date or any Additional Closing Date, as the case may be, the Company will contribute the proceeds from the sale of Company Shares, if any, and Forward Shares, if any, to the Operating Partnership in exchange for a number of OP Units equal to the number of Company Shares and Forward Shares issued. All of the OP Units issued to the Company in consideration of the contribution of the proceeds from the sale of Company Shares, if any, and Forward Shares, if any, have been duly authorized and, at the Closing Date or any Additional Closing Date, as the case may be, will be validly issued, fully paid and non-assessable and will be owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of such OP Units will be issued in violation of any preemptive rights, resale rights, rights of first offer or refusal or other similar rights. The terms of the OP Units conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) no OP Units are reserved for any purpose, (B) there are no outstanding securities convertible into or exchangeable for any OP Units or any other ownership interests of the Operating Partnership and (C) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other ownership interests of the Operating Partnership.

(q) Description of the Transaction Agreements. Each Transaction Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r) No Violation or Default. Neither of the Transaction Parties nor any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Parties or any of their respective subsidiaries is a party or by which either of the Transaction Parties or any of their respective subsidiaries is bound or to which any property or asset of either of the Transaction Parties or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(s) No Conflicts. The execution, delivery and performance by the Transaction Parties of the Transaction Agreements, the issuance and sale of the Company Shares, if any, the issuance, sale and delivery of the Forward Shares, if any, and the consummation of the transactions contemplated by the Transaction Agreements or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of either of the Transaction Parties or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Parties or any of their respective subsidiaries is a party or by which either of the Transaction Parties or any of their respective subsidiaries is bound or to which any property, right or asset of either of the Transaction Parties or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of either of the Transaction Parties or any of their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(t) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for (i) the execution, delivery and performance by the Transaction Parties of the Transaction Agreements, (ii) the issuance and sale of the Company Shares, if any, (iii) the issuance, sale and delivery of the Forward Shares, if any, and (iv) the consummation of the transactions contemplated by the Transaction Agreements, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, the Forward Purchasers and the Forward Sellers.

(u) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which either of the Transaction Parties or any of their respective subsidiaries is or may be a party or to which any property of either of the Transaction Parties or any of their respective subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the either of the Transaction Parties or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of either of the Transaction Parties, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Transaction Parties within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w) Title to Real and Personal Property. (i) The Transaction Parties and their subsidiaries have good and marketable fee simple title to, or leasehold interest under a lease in, the Properties, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind other than those that (A) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Transaction Parties and any of their respective subsidiaries; (ii) except as would not, singly or in the aggregate, result in a Material Adverse Effect, each of the leases under which a Transaction Party or one of its subsidiaries is a tenant relating to a Property are in full force and effect, and (A) no default or event of default has occurred under any such lease with respect to such Property and none of the Transaction Parties or any of their respective subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such lease and (B) none of the Transaction Parties or any of their respective subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Parties or any of their respective subsidiaries under any of the leases mentioned above, or affecting or questioning the rights of the Transaction Parties and any of their respective subsidiaries to the continued possession of the leased premises under any such lease; (iii) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no tenant under any of the leases of the Properties to which a Transaction Party or any of its subsidiaries is a party (as a landlord) (the “Leases”) has a right of first refusal or an option to purchase any Property, which, if exercised, would reasonably be expected to have a Material Adverse Effect; (iv) the Transaction Parties have no actual knowledge that any Property fails to comply with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except for such failures to comply that would not, singly or in the aggregate, result in a Material Adverse Effect; (v) no mortgage or deed of trust encumbering any Property is convertible into ownership interests in a Transaction Party or any of its subsidiaries; and (vi) none of the Transaction Parties or any of their respective subsidiaries or, to the knowledge of either of the Transaction Parties and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any lessee under a Lease is in default under any of the Leases and none of the Transaction Parties or any of their respective subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of the Leases, except, in each case, for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(x) Intellectual Property. (i) The Transaction Parties and their respective subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) to the knowledge of either of the Transaction Parties, the Transaction Parties’ and their respective subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Transaction Parties and their respective subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of either of the Transaction Parties, the Intellectual Property of the Transaction Parties and their respective subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(y) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Parties or any of their subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Transaction Parties or any of their subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(z) Investment Company Act. Neither of the Transaction Parties is and, after giving effect to the offering and sale of the Company Shares, if any, and the Forward Shares, if any, and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa) Taxes. The Transaction Parties and their subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been asserted in writing against the Transaction Parties or any of their respective subsidiaries or any of their respective properties or assets.

(bb) Licenses and Permits. The Transaction Parties and their respective subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither of the Transaction Parties nor any of their respective subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has actual knowledge that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) No Labor Disputes. No labor disturbance by or dispute with employees of the Transaction Parties or any of their respective subsidiaries exists or, to the knowledge of either of the Transaction Parties, is contemplated or threatened, and neither of the Transaction Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(dd)Certain Environmental Matters. Except as described in the Pricing Disclosure Package and the Prospectus, (i) the Transaction Parties and their respective subsidiaries (x) are in compliance with all applicable federal, state, local and foreign laws (including common law), rules, regulations, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety (as it relates to exposure to hazardous or toxic substances), the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) to the knowledge of either of the Transaction Parties, there are no costs or liabilities arising under Environmental Laws of or relating to the Transaction Parties or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding involving potential monetary sanctions that is pending, or that is known to be contemplated, against the Transaction Parties or their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Transaction Parties and their respective subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Transaction Parties and their respective subsidiaries, and (z) none of the Transaction Parties or their respective subsidiaries anticipates that material capital expenditures for environmental control facilities will be required in the current or succeeding fiscal years or in any further periods as may be material.

(ee) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any “benefit plan investor” within the meaning of the Department of Labor regulation at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) none of the Company or any member of its Controlled Group (A) has any liability under Title IV of ERISA or (B) sponsors, maintains or contributes to any Plan, or has any obligation to sponsor, maintain or contribute to any Plan, except in each case with respect to the events or conditions set forth in (i) through (iv) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) Accounting Controls. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that is designed to comply with the applicable requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh) Insurance. The Transaction Parties and their subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks adequate, in the reasonable judgment of the Transaction Parties, to protect the Transaction Parties and their subsidiaries and their respective businesses and that are customary for the businesses in which they are engaged; and neither the Transaction Parties nor their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii) Cybersecurity; Data Protection. The Transaction Parties and their subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Transaction Parties and their subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Transaction Parties and their subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of either of the Transaction Parties, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost, liability or obligation, nor any incidents under internal review or investigations relating to the same. The Transaction Parties and their subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(jj) No Unlawful Payments. Neither of the Transaction Parties nor any of their respective subsidiaries nor any director or officer of the Transaction Parties or any of their respective subsidiaries nor, to the knowledge of either of the Transaction Parties, or any employee of the Transaction Parties or any of their respective subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Transaction Parties or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries will not use, directly or indirectly, the proceeds of the offering of the Company Shares, if any, and Forward Shares, if any, hereunder in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit in violation of any applicable anti-bribery or anti-corruption laws. The Transaction Parties and their subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk) Compliance with Anti-Money Laundering Laws. The operations of the Transaction Parties and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Transaction Parties or any of their subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Parties or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of either of the Transaction Parties, threatened. The Transaction Parties will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person to fund or facilitate any money laundering or terrorist financing activities, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Anti-Money Laundering Laws.

(ll) No Conflicts with Sanctions Laws. Neither the Transaction Parties nor any of their respective subsidiaries nor any director or officer of the Transaction Parties or any of their respective subsidiaries nor, to the knowledge of either of the Transaction Parties, any employee of the Transaction Parties or any of their respective subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Transaction Parties or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury of the United Kingdom (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is either of the Transaction Parties or any of their subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria (with respect to Syria only, until July 1, 2025) (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Company Shares, if any, or Forward Shares, if any, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Transaction Parties and their subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm) No Restrictions on Subsidiaries. No subsidiary of the Company (including the Operating Partnership) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn) No Broker’s Fees. Neither of the Transaction Parties nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than the Transaction Agreements) that would give rise to a valid claim against any of them or any Underwriter, the Forward Purchaser or the Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(oo) No Registration Rights. Except for that certain Registration Rights Agreement, dated February 7, 2020, among the Company, the Trident Owners, and the Founding Owners, no person has the right to require either of the Transaction Parties or their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(pp) No Stabilization. Neither of the Transaction Parties nor any of their respective subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(qq) Margin Rules. Neither the issuance, sale and delivery of the Company Shares, if any, or Forward Shares, if any, nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Statistical and Market Data. Nothing has come to the attention of the Transaction Parties that has caused either of the Transaction Parties to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss) Sarbanes-Oxley Act. There is and has been no failure on the part of either of the Transaction Parties or any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(uu) Accurate Disclosure. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Capital Stock” and “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock and the Shares, and under the captions “Restrictions on Ownership” and “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, and subject to the limitations, qualifications and assumptions set forth therein, are accurate, complete and fair in all material respects.

(vv) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2008, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and its form of organization and proposed method of operation, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken or are planned to be taken (or not taken which are required to be taken) which would cause such qualification or method of taxation to be lost. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary of the Company is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and no actions have been taken or are planned to be taken (or not taken which are required to be taken) which would cause such qualification to be lost. Each of the Company’s subsidiaries that is not a “taxable REIT subsidiary” of the Company is a disregarded entity or a partnership for U.S. federal income tax purposes. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are accurate in all material respects.

4. Further Agreements of the Transaction Parties. Each of the Transaction Parties jointly and severally covenants and agrees with each Underwriter, Forward Purchaser and Forward Seller that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters, the Forward Purchasers and the Forward Sellers in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, upon request and without charge, (i) to the Representatives, the Forward Purchasers and the Forward Sellers three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter, each Forward Purchaser and each Forward Seller (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free

Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Forward Purchasers or the Forward Sellers a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer, any Forward Purchasers or any Forward Sellers.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives, the Forward Purchasers, the Forward Sellers and counsel for the Underwriters, the Forward Purchasers and the Forward Sellers a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives, the Forward Purchasers or the Forward Sellers reasonably object in a timely manner.

(d) Notice to the Representatives, the Forward Purchasers and the Forward Sellers. The Company will advise the Representatives, the Forward Purchasers and the Forward Sellers promptly, and confirm such advice in writing (which may be by electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or, to the knowledge of either of the Transaction Parties the initiation or, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters, the Forward Purchasers and the Forward Sellers thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, the Forward Purchasers and the Forward Sellers and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Underwriters, the Forward Purchasers or the Forward Sellers thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, the Forward Purchasers or the Forward Sellers and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. If required by applicable law, the Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives, the Forward Purchasers and the Forward Sellers shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in respect of doing business in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives, the Forward Purchasers and the Forward Sellers as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 45 days after the date of the Prospectus, neither Transaction Party will (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including the OP Units), or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, or publicly disclose the intention to undertake any of the foregoing, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder.

The restrictions described above do not apply to (i) the sale of Company Shares, if any, pursuant to this Agreement; (ii) any Forward Shares issued and delivered pursuant to any Forward Sale Agreement or any Additional Forward Sale Agreement; (iii) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus, other than issuances of shares of Common Stock upon exchange of OP Units to any party in contravention of a lock-up letter entered into pursuant to Section 6(m) hereof; (iv) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus including, for the avoidance of doubt, the Broadstone Net Lease, Inc. 2020 Omnibus Equity and Incentive Plan; (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; or (vi) the issuance of shares of Common Stock or OP Units in an amount equal to up to ten percent (10%) of the outstanding Common Stock on the Closing Date immediately after this offering, or securities convertible into or exercisable or exchangeable for such amount of Common Stock, in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions; provided that, in the case of this clause (vi), any recipient of such securities shall execute and deliver to the Representatives a “lock-up” agreement substantially in the form of Exhibit A hereto, unless such recipient is otherwise restricted from selling during such period pursuant to the terms of the Operating Partnership Agreement.

(i) Use of Proceeds. The Transaction Parties will apply the net proceeds from the sale of the Company Shares, if any, and the net proceeds, if any, due upon settlement of any Forward Sale Agreement or any Additional Forward Sale Agreement, in each case, as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. Neither of the Transaction Parties nor any of their respective subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k) Exchange Listing. The Company will use its reasonable best efforts to list, on the New York Stock Exchange (the “NYSE”), upon issuance by the Company, (i) the Company Shares to be issued and sold by the Company hereunder, if any, and (ii) the maximum number of Forward Shares to be issued to the Forward Purchasers pursuant to any Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement or as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) or otherwise.

(l) Reports. During the period ending on the later of five years following the date of this Agreement and the date on which all Forward Sale Agreements and all Additional Forward Sale Agreements have been settled, so long as the Shares are outstanding, the Company will furnish to the Representatives, the Forward Purchasers and the Forward Sellers, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives, the Forward Purchasers and the Forward Sellers, to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Real Estate Investment Trust. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2026 and its subsequent taxable years, unless the Company’s Board of Directors determines in good faith that it is no longer in the best interest of the Company and its stockholders to so qualify.

5. Certain Agreements of the Underwriters and the Forward Sellers. Each Underwriter and each Forward Seller hereby represents and agrees that:

(a) It has not used, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) hereof (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter or Forward Seller and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ and Forward Sellers’ Obligations. The obligation of each Underwriter to purchase the Firm Shares on the Closing Date or the Option Shares on any Additional Closing Date, as the case may be, and the obligations of the Forward Sellers to deliver and sell the Borrowed Firm Shares on the Closing Date or the Borrowed Additional Shares on any Additional Closing Date, as the case may be, to the Underwriters, in each case, as provided herein is subject to the performance by the Transaction Parties of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives, the Forward Purchasers and the Forward Sellers.

(b) Representations and Warranties. The representations and warranties of the Transaction Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Transaction Parties and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives, the Forward Purchasers or the Forward Sellers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives, the Forward Purchasers and the Forward Sellers shall have received on and as of the Closing Date or the Representatives as well as the Forward Purchasers and the Forward Sellers (but only if the Company is entering into an Additional Forward Sale Agreement with respect to the any Additional Closing Date) shall have received on and as of any Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Transaction Parties in this Agreement are true and correct and that each Transaction Party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or any Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. (i) On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, the Forward Purchasers, the Forward Sellers, the Board of Directors of the Company, and the Board of Managers of the OP, in form and substance reasonably satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, the Transaction Parties shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, of the Company’s chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers.

(g) Opinion and 10b-5 Statement of Counsel for the Transaction Parties. Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Transaction Parties, shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers at the request of the Transaction Parties, their written opinions and 10b-5 statement, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers, to the effect set forth in Annex B-1 and Annex B-2 hereto.

(h) Opinion of Maryland Counsel for the Transaction Parties. Ballard Spahr LLP, Maryland counsel for the Transaction Parties, shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers at the request of the Transaction Parties, their written opinion, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the Representatives, the Forward Purchasers and the Forward Sellers, to the effect set forth in Annex B-3 hereto.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives, the Forward Purchasers and the Forward Sellers shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, the Forward Purchasers and the Forward Sellers, of Clifford Chance US LLP, counsel for the Underwriters, with respect to such matters as the Representatives, the Forward Purchasers and the Forward Sellers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(k) Good Standing. The Representatives, the Forward Purchasers and the Forward Sellers shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Transaction Parties and the subsidiaries listed in Schedule 2 hereto in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives, the Forward Purchasers and the Forward Sellers may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Exchange Listing. The Shares to be delivered on the Closing Date or any Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, signed by certain stockholders, officers and directors of the Company identified on Schedule 3 hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

(n) Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Transaction Parties shall have furnished to the Representatives, the Forward Purchasers and the Forward Sellers such further certificates and documents as the Representatives, the Forward Purchasers and the Forward Sellers may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Purchasers and the Forward Sellers.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Transaction Parties. Each of the Transaction Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each Forward Purchaser and each Forward Seller, each of their respective affiliates, directors and officers and each person, if any, who controls such Underwriter, Forward Purchaser and Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter, the Forward Purchasers and the Forward Sellers furnished to the Company in writing by such Underwriter through the Representatives, or by the Forward Purchasers and the Forward Sellers expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter, any Forward Purchaser and any Forward Seller consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Transaction Parties. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Transaction Parties, the Company’s directors, the Company’s officers who signed the Registration Statement, each Forward Purchaser, each Forward Seller, each of the directors and officers of the Forward Purchasers and Forward Sellers, and each person, if any, who controls either of the Transaction Parties, any Forward Purchaser or any Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter under the caption “Underwriting”: (i) the names of the Underwriters and their respective participation in the sale of the Shares, and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the first, second and third paragraphs under the caption “Price Stabilizations, Short Positions” thereunder.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, any Forward Purchaser and any Forward Seller, each of their respective affiliates, directors and officers and any control persons of such Underwriter, Forward Purchaser and Forward Seller shall be designated in writing by the Representatives and any such separate firm for the Transaction Parties, the Company’s directors, the Company’s officers who signed the Registration Statement and any control persons of either of the Transaction Parties shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person, on the one hand, and the Indemnified Person on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Parties, the Underwriters and the Forward Sellers shall be deemed to be in the same respective proportions as (x) in the case of the Transaction Parties, the net proceeds (before deducting expenses) received by the Transaction Parties (which proceeds shall include the proceeds that would be received by the Transaction Parties pursuant to any Forward Sale Agreements and Additional Forward Sale Agreements assuming Physical Settlement (as such term is defined in such Forward Sale Agreement or such Additional Forward Sale Agreement, as applicable) of any Forward Sale Agreement and any Additional Forward Sale Agreement on the Effective Date (as such term is defined in such Forward Sale Agreement or such Additional Forward Sale Agreement, as applicable)), (y) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters and (z) in the case of the Forward Sellers, the aggregate Spread (as defined in any Forward Sale Agreement and any Additional Forward Sale Agreement) retained by the Forward Purchasers under any Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Sellers, in each case as set forth in the applicable Forward Sale Agreement or Additional Forward Sale Agreement. The relative fault of the Indemnifying Person, on the one hand, and the Indemnified Person on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Parties, the Underwriters or the Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Transaction Parties, the Underwriters, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), (i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Forward Seller or Forward Purchaser shall be required to contribute an amount in excess of the aggregate Spread (as defined in the applicable Forward Sale Agreement or Additional Forward Sale Agreement) retained by such Forward Purchaser under the applicable Forward Sale Agreement or Additional Forward Sale Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, the Forward Purchasers or the Forward Sellers, by notice to the Transaction Parties, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to any Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by the NYSE or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, the Forward Purchasers or the Forward Sellers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or any Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company, in the case of Company Shares, or the Forward Sellers and the Forward Purchasers, in the case of Borrowed Shares, on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company, in the case of Company Shares, or the Forward Sellers and the Forward Purchasers, in the case of Borrowed Shares, shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or any Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Forward Purchasers, the Forward Sellers and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company, in the case of Company Shares, or the Forward Sellers and the Forward Purchasers, in the case of Borrowed Shares, shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Forward Purchasers, the Forward Sellers and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company, in the case of Company Shares, or the Forward Sellers and the Forward Purchasers, in the case of Borrowed Shares, shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on any Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Additional Issuance and Sale by the Company.

(a) In the event that (i) all the Conditions are not satisfied on or prior to the time of purchase (in respect of the Borrowed Firm Shares) or any additional time of purchase (in respect of any Borrowed Additional Shares in respect of which an Additional Forward Sale Agreement has been executed) and any of the Forward Sellers elects, pursuant to Section 2 hereof not to deliver the total number of Borrowed Shares deliverable by such Forward Seller hereunder or (ii) any of the Forward Sellers determines in good faith and a commercially reasonable manner that (A) it is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the total number of the Borrowed Shares to be sold by it or (B) it would be impracticable for such Forward Seller to borrow and deliver for sale under this Agreement the total number of Borrowed Shares or it would incur a stock loan cost of more than 50 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Shares to be sold by it then, in each case, the Company shall issue and sell to the Underwriters at the time of purchase or additional time of purchase, as the case may be, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Shares otherwise deliverable on such date that the applicable Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the time of purchase or additional time of purchase, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a): (i) in lieu of any Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares” and (ii) in lieu of any Borrowed Additional Shares in respect of which an Additional Forward Sale Agreement has been executed are referred to herein as the “Company Top-Up Additional Shares.”

(b) Neither any of the Forward Purchasers nor any of the Forward Sellers shall have any liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the time of purchase or additional time of purchase, as applicable, and such Forward Seller elects, pursuant to Section 2 hereof not to deliver and sell to the Underwriters the Borrowed Shares to be sold by it, (ii) such Forward Seller or an affiliate thereof is unable, after using commercially reasonable efforts, to borrow and deliver for sale under this Agreement at the time of purchase or additional time of purchase, as applicable, a number of shares of Common Stock equal to the number of the Borrowed Shares to be sold by it or (iii) in the applicable Forward Purchaser’s commercially reasonable judgment, such Forward Seller or its affiliate would incur a stock loan cost of more than 50 basis points per annum to borrow and deliver for sale under this Agreement the total number of Borrowed Shares to be sold by it.

12. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement, the Forward Sale Agreements or any Additional Forward Sale Agreements are consummated or this Agreement, any Forward Sale Agreement or any Additional Forward Sale Agreement is terminated, each of the Transaction Parties, jointly and severally, will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) up to $5,000 of the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives, the Forward Purchasers or the Forward Sellers may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable and documented related fees and expenses of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) the filing fees and all expenses incurred by the Underwriters in connection with any filing with, and clearance of the offering by, FINRA, including the fees and expenses of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers in an amount up to $30,000; (viii) all expenses incurred by the Transaction Parties in connection with any “road show” presentation to potential investors, including (1) any travel expenses of the Company’s officers and employees and (2) any other expenses of the Company; and (ix) all expenses and application fees related to the listing of any Company Shares and any shares issuable pursuant to any Forward Sale Agreement or any Additional Forward Sale Agreement on the NYSE. It is understood, however, that, except as otherwise provided in this Section 12, the Underwriters will pay all fees and expenses of counsel for the Underwriters.

(b) If (i) this Agreement is terminated pursuant to Section 9 hereof, (ii) the Shares are not delivered for any reason other than default by the Underwriters, the Forward Purchasers or the Forward Sellers in their obligations hereunder or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, each of the Transaction Parties, jointly and severally, agrees to reimburse the Underwriters, the Forward Purchasers and the Forward Sellers for all reasonable and documented out-of-pocket costs and expenses (including the fees and expenses of their external counsel but not in-house counsel) reasonably incurred by the Underwriters, the Forward Purchasers and the Forward Sellers in connection with the Transaction Agreements and the transactions contemplated thereby.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter, Forward Purchaser and Forward Seller referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter, Forward Purchaser or Forward Seller shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Transaction Parties, the Underwriters, the Forward Purchasers and the Forward Sellers contained in this Agreement or made by or on behalf of the Transaction Parties, the Underwriters, the Forward Purchasers or the Forward Sellers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement, any Forward Sale Agreement or any Additional Forward Sale Agreement or any investigation made by or on behalf of the Transaction Parties or the Underwriters, the Forward Purchasers or the Forward Sellers or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

16. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters, the Forward Purchasers and the Forward Sellers are required to obtain, verify and record information that identifies their respective clients, including the Transaction Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters, the Forward Purchasers and the Forward Sellers to properly identify their respective clients.

17. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

Notices to the Underwriters shall be given to the Representatives:

•	c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, email: Prospectus@morganstanley.com; and

•	c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Desk

Notices to the Forward Purchasers shall be given to:

•	Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, email: Prospectus@morganstanley.com; and

•	JPMorgan Chase Bank, National Association, New York Branch, 270 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Desk;

Notices to the Forward Sellers shall be given to:

•	Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, email: Prospectus@morganstanley.com; and

•	J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Desk.

Notices to the Transaction Parties shall be given to them c/o Broadstone Net Lease, Inc., 207 High Point Drive, Suite 300, Victor, New York, 14564, e-mail: john.callan@broadstone.com Attention: John D. Callan Jr., Senior Vice President & General Counsel.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. Each of the Transaction Parties hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Transaction Parties waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Transaction Parties agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Transaction Parties and may be enforced in any court to the jurisdiction of which the Transaction Party is subject by a suit upon such judgment.

(d) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by e-mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or facsimile transmission shall constitute valid and sufficient delivery thereof.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BROADSTONE NET LEASE, INC.

By:	/s/ Kevin M. Fennell
Name: Kevin M. Fennell
Title: Executive Vice President, Chief Financial Officer and Treasurer

BROADSTONE NET LEASE, LLC
By:	Broadstone Net Lease, Inc.,
its Managing Member

By:	/s/ Kevin M. Fennell
Name: Kevin M. Fennell
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

MORGAN STANLEY & CO. LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Daniel Croitoru
Name: Daniel Croitoru
Title: Vice President

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Apoorva Ramesh
Name: Apoorva Ramesh
Title: Executive Director

[Signature Page to Underwriting Agreement]

MORGAN STANLEY & CO. LLC

Acting in its capacity as Forward Seller

By:	/s/ Daniel Croitoru
Name: Daniel Croitoru
Title: Vice President

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

Acting in its capacity as Forward Seller

By:	/s/ Apoorva Ramesh
Name: Apoorva Ramesh
Title: Executive Director

[Signature Page to Underwriting Agreement]

MORGAN STANLEY & CO. LLC

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

[Signature Page to Underwriting Agreement]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Laurel Zhang
Name: Laurel Zhang
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Firm Shares
Morgan Stanley & Co. LLC	2,530,000
J.P. Morgan Securities LLC	2,420,000
BMO Capital Markets Corp.	1,155,000
Truist Securities, Inc.	1,155,000
KeyBanc Capital Markets Inc.	1,155,000
M&T Securities, Inc.	550,000
Capital One Securities, Inc.	550,000
BTIG, LLC	550,000
Regions Securities LLC	550,000
Huntington Securities, Inc.	220,000
Samuel A. Ramirez & Company, Inc.	165,000
Total	11,000,000

Name of Forward Seller	Number of Borrowed Firm Shares To Be Sold	Maximum Number of Borrowed Additional Shares To Be Sold
Morgan Stanley & Co. LLC	5,500,000	825,000
J.P. Morgan Securities LLC	5,500,000	825,000
Total	11,000,000	1,650,000

Sch. 1-1

Schedule 2

Subsidiaries of the Company

Broadstone Net Lease TRS, LLC

Sch. 2-1

Schedule 3

List of Persons and Entities Subject to Lock-Up

1.	John D. Moragne

2.	Ryan M. Albano

3.	Kevin M. Fennell

4.	Laurie A. Hawkes

5.	Michael A. Coke

6.	Jessica Duran

7.	Laura Felice

8.	Richard Imperiale

9.	David M. Jacobstein

10.	Joseph Saffire

11.	James H. Watters

Sch. 3-1

Annex A

a.	Pricing Disclosure Package

Preliminary Prospectus dated August 6, 2026 and the information set forth in (b) below.

b.	Pricing Information Provided Orally by Underwriters

Public offering price: $20.50 per share

Number of Firm Shares: 11,000,000

Maximum number of Option Shares: 1,650,000

Underwriting Discounts and Commissions: $ 0.7175 per share

Closing Date: August 10, 2026

Annex A-1

Annex B-1

Form of Opinion and Negative Assurance Letter of Counsel for the Company

Annex B-1-2

Annex B-2

Form of Tax Opinion of Counsel for the Company

Annex B-2-1

Annex B-3

Form of Opinion of Maryland Counsel for the Company

Annex B-3-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

August 6, 2026

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

as Representatives of the

several Underwriters listed

in Schedule 1 to the Underwriting

Agreement referred to below

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Re: Broadstone Net Lease, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Broadstone Net Lease, Inc., a Maryland corporation (the “Company”), Broadstone Net Lease, LLC, a New York limited liability company (the “Operating Partnership”), the forward purchasers and the forward sellers named therein, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of shares (the “Shares”) of common stock, par value $0.00025 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 45 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase,

Exhibit A-1

lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.00025 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock, OP Units, or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will or intestacy,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

Exhibit A-2

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the completion of the Public Offering,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 90% of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (ii), (iii), (iv), (v), (vi) and (ix), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection

Exhibit A-3

with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(i), (vii), (viii) and (x) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) to the extent a filing under the Exchange Act or other public announcement, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of any such plan during the Restricted Period, such filing or announcement shall include a statement to the effect that no transfer of Lock-Up Securities may be made under any such plan during the Restricted Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, participate in the Public Offering, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

Exhibit A-4

The undersigned understands that, if the Underwriting Agreement does not become effective by August 31, 2026, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Letter Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed Letter Agreement will constitute due and sufficient delivery.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours, [NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit A-5